Exhibit 3(ff)

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “STRATOS FUNDING LLC”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF NOVEMBER, A.D. 2004, AT 3:11 O’CLOCK P.M.

3883165 8100	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 3485137
040829716	DATE: 11-17-04

CERTIFICATE OF FORMATION
OF
STRATOS FUNDING LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et. seq.), hereby certifies that:
     FIRST: The name of the limited liability company (hereinafter referred to as the “Company”) is:
Stralos Funding LLC
     SECOND: The address of the Company’s registered office, and the name of the Company’s registered agent at such address, required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are:
Corporation Service Company
2711 Centerville Road, Suite 400
New Castle County
Wilmington, Delaware 19808
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 16 day of November, 2004.

/s/ Fletcher Fairey
Fletcher Fairey, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:11 PM 11/17/2004
FILED 03:11 PM 11/17/2004
SRV 040829716 — 3883165 FILE